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                                                                   EXHIBIT 10.46

                              CONSULTING AGREEMENT
                              --------------------


         THIS CONSULTING AGREEMENT is entered into as of December 26, 1996, by and between INCO HOMES CORPORATION, a Delaware corporation ("Company"), and OVERLAND COMPANY, INC., a California corporation ("Consultant").

         A. Company is a publicly traded corporation engaged in the acquisition, development, construction, marketing and sale of residential projects.

         B. Consultant is experienced and qualified in identifying, evaluating, assessing and rendering advice relating to land acquisition and development and to markets and marketing strategies for residential projects (collectively the "Services").

         C. Company desires to retain Consultant to perform the Services and Consultant desires to perform the Services, in each case as set forth below.

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

         1. Retention of Consultant. Company hereby retains Consultant, on a non-exclusive basis, to perform the Services, and Consultant hereby accepts such arrangement and agrees to perform the Services on the terms set forth herein. Consultant hereby acknowledges that Company desires Consultant to perform the Services so that Company can take advantage of acquisition and development opportunities, markets and market strategies in Southern California which are now available or may become available in the future. Without limiting the generality of the foregoing, Consultant shall seek out, investigate and pursue residential development projects and present them to the Company for its consideration and approval. Although the Company may seek advice from Consultant in Company matters not related to the Services, the parties acknowledge and agrees that Consultant has only been retained hereunder to perform the Services, and not to act in any other capacity.

         2. Independent Contractor. It is understood and agreed that in performing the Services hereunder, Consultant is an independent contractor, and not the employee, joint venturer, partner, agent, representative or broker of or for the Company for any purpose whatsoever.

         3. Nonexclusive Services. During the term of this Agreement, Consultant will perform the Services in a commercially reasonable manner, and utilize such means as Consultant deems reasonably necessary. Consultant shall not be required to perform the Services on a full-time basis, and Company acknowledges that its retention of Consultant hereunder is on a non-exclusive basis. Notwithstanding the foregoing and any other provision to the contrary herein, Company acknowledges that Consultant is itself in the land acquisition and development business, and nothing herein shall restrict Consultant from seeking out, investigating and otherwise pursuing projects and opportunities for its own account. Nothing contained in this Agreement or in law shall be construed to limit or restrict in any way the freedom of Consultant or its respective partners, shareholders, affiliates or principals, to carry on their own respective business activities. In this regard, and provided it does not materially interfere with its performance under this Agreement, Consultant may, during the term of this Agreement, render or other services to or for any other person or entity.

         4. Compensation. In full payment for all Services to be performed by Consultant under this Agreement Consultant shall be entitled to receive from Company, and Company shall issue to Consultant a warrant in the form of Exhibit "A" attached hereto and incorporated herein by this reference (the "Warrant"), to purchase up to two million (2,000,000) shares of common stock in the Company, par value $.01 per share (the "Warrant Shares"), for the price and on such terms as are set forth in the Warrant. Concurrently with the execution of this Agreement, the Company shall provide to Consultant each of the following items:

                 (a) The authorized and issued Warrant, representing the Warrant Shares;



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                 (b)      The resolution of each of the Board of Directors and
Shareholders of the Company (to the extent required) approving this Agreement and the issuance of the Warrant and Warrant Shares on the terms set forth herein and therein and authorizing the due execution of this Agreement on behalf of the Company.

         5. Director's Section. During the term of this Agreement, Consultant shall be entitled to sit as a Director on the Company's Board of Directors.

         6. Term and Termination of Agreement. The term of this Agreement shall be for two (2) years. This Agreement may be terminated after the expiration of 180 days from the date hereof (the "Vesting Date") (a) if a party has materially breached this Agreement and continues to do so after written notice and the passage of a reasonable opportunity to cure; (b) without cause on 30 days' prior written notice to the other party. Prior to the Vesting Date, this Agreement may only be terminated if a party has materially breached this Agreement and has been given sixty (60) days' prior written notice. Notwithstanding the foregoing, the Warrant shall fully vest in Consultant on the date of its issuance, and Consultant shall be entitled to exercise all of its rights with respect to the Warrant Shares notwithstanding any termination of this Agreement, subject to any conditions or limitations set forth in the Warrant itself.

         7.      Representations and Warranties.

                 (a) By the Company. The Company represents and warrants to the Consultant as follows:

                          (i)     Organization and Standing.  The Consultant is
a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under the laws of said state.

                          (ii)    Corporate Power; Authorization.  The
Consultant has all requisite legal and corporate power and has taken all necessary corporate action to execute and deliver this Agreement, and to carry out and perform all of its obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

                          (iii)   Non-Contravention.  The execution and
delivery of this Agreement does not, and the performance of this Agreement by the Company (including the issuance and delivery of the Warrant Shares) will not materially conflict with, or result in a material breach or violation of the terms, conditions or provisions of, or constitute a material default under, or result in the creation or imposition of any material lien pursuant to the terms of, the Certificate of Incorporation or Bylaws of the Company or any statute, law, rule or regulation or any state or federal order, judgment or decree or any indenture, mortgage, lease or other material agreement or instrument to which the Company or any of its properties is subject.

                          (iv)    Issuance and Delivery of the Warrant Shares.
The Warrant Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable. The issuance and delivery of the Warrant Shares are not and will not be subject to preemptive or any other similar rights of the stockholders of the Company or any liens or encumbrances.

                          (v)     Consent.  All necessary consents,
authorizations and approvals of, and all necessary registrations and filings with, any governmental or regulatory agency or body required in connection with the issuance and delivery of the Warrant and the Warrant Shares by the Company to the Consultant have been obtained or made.

                 (b) By the Consultant. The Consultant represents and warrants to the Consultant as follows:

                          (i)     Organization and Standing.  The Consultant is
a corporation duly organized and validly existing under, and by virtue of, the laws of the State of California and is in good standing as a domestic corporation under the laws of said state.





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                          (ii)    Corporate Power; Authorization.  The
Consultant has all requisite legal and corporate power and has taken all necessary corporate action to execute and deliver this Agreement, and to carry out and perform all of its obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Consultant, enforceable in accordance with its terms.

                          (iii)   Non-Contravention.  The execution and
delivery of this Agreement does not, and the performance of this Agreement by the Consultant (including the issuance and delivery of the Warrant Shares) will not materially conflict with, or result in a material breach or violation of the terms, conditions or provisions of, or constitute a material default under, or result in the creation or imposition of any material lien pursuant to the terms of, the Certificate of Incorporation or Bylaws of the Consultant or any statute, law, rule or regulation or any state or federal order, judgment or decree or any indenture, mortgage, lease or other material agreement or instrument to which the Consultant or any of its properties is subject.

         8. Meetings; Records. Consultant shall meet with and report to the Company as often as is reasonably necessary in connection with the performance of the Services (but not less often than once per month), and shall maintain complete and accurate records relating to the Services, which records shall at all times be the property of Company.

         9. Expenses. Consultant shall be responsible for all of Consultant's expenses related to the performance of the Services, including but not limited to all compensation attributable to any agents or employees engaged by Consultant to assist in the performance of the Services hereunder. Company acknowledges that it is Consultant's intention to compensate such agents and employees with Warrant Shares, and Company agrees to cooperate with Consultant in this regard.

         10. Hold Harmless. Consultant acknowledges and agrees that it shall be solely liable for all claims, liabilities, damages and debts of any type whatsoever that may arise on account of Consultant's activities, or those of Consultant's agents or employees, in the performance of the Services. Company shall exonerate, indemnify, defend and hold harmless Consultant and any agent of Consultant against any claim, expense, loss, damage or liability resulting from Consultant's good faith performance of the Services or otherwise from the acts or omissions of Consultant, except where Consultant's gross negligence or willful misconduct is the cause of such damage.

         11. Confidentiality. In connection with the performance of the Services, the Company will furnish to Consultant certain information regarding the Company and its business and activities, most of which may be of a confidential nature. Consultant hereby acknowledges and agrees with respect to its treatment of such confidential information of the Company, as follows: for the purposes of this Agreement, "CONFIDENTIAL INFORMATION" means any and all information with respect to the business operations, finances and plans of the Company which Consultant has received from the Company or which will be received on or after the date of this Agreement from the Company in connection with the performance of the Services hereunder.

         Consultant hereby agrees to maintain the confidentiality of the Confidential Information and not to disclose it to anyone without the consent of the Company, except for (a) disclosures to Consultant's partners, officers, employees and advisors that Consultant believes have a need to know such information in connection with the performance of the Services hereunder (it being understood that Consultant will advise such officers, partners, employees and advisors of the confidential nature of such information and shall instruct them to treat such information confidentially), and (b) disclosures which may be required by law. Upon the expiration or earlier termination of this Agreement, Consultant shall upon request return to the Company or destroy all written Confidential Information of the Company in its possession or in the possession of advisors and any other written material in its possession which embodies any Confidential Information of the Company, and shall not retain any copies, extracts or other reproductions in whole or in part of such written material.

         The Company acknowledges that Consultant operates a residential land acquisition and development company whose business is similar to or competitive with the business of the Company. Subject to the Consultant's observance of the confidentiality obligation set forth above, nothing in this Agreement shall prevent the Consultant





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and Consultant's company (on its own, independent of the Company) from pursuing, investing or evaluating a possible investment in, or entering into a transaction for the acquisition, development and/or sale of residential land and/or similar products.

         For purposes of this Agreement, the term "Confidential Information" does not include information which (1) is generally known to the public or in the trade, or becomes so known other than as a result of breach of Consultant's obligations under this Agreement, or (ii) is disclosed to the Consultant on a nonconfidential basis by a person other than Company employees, agents or advisors, provided that such person is not known by the Consultant to be in violation of a confidentiality agreement with the Company in making such disclosure.

         Similarly, Consultant expects that the Company will maintain the confidentiality of all Consultant Confidential Information (as defined below), and the Company agrees to maintain the confidentiality of the Consultant Confidential Information. "CONSULTANT CONFIDENTIAL INFORMATION" means any information with respect to the business operations, finances, investment objectives and plans of the Consultant. The Company's use and disclosure of the Consultant Confidential Information shall be governed by the same restrictions as are applicable to the Confidential Information under the provisions of this Agreement.

         12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         13. Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

         14. Integration. This Agreement contains the entire Agreement among the parties and supersedes all prior and contemporaneous oral and written agreements, understandings, and representations among the parties. No amendments to this Agreement shall be binding unless executed in writing by all of the parties.

         15. Waiver. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provisions, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

         16. Notices. Any notice required by this Agreement shall be effective only if sent by certified or registered mail, return receipt requested, postage prepaid, or by federal express or other recognized courier, or by telecopy, as follows:

         If to the Company:                INCO Homes Corporation
                                           1282 West Arrow Highway
                                           Post Office Box 970
                                           Upland, California 91785
                                           ATTENTION:  Ira C. Norris
                                           Telecopy No:  (909) 982-9784

         With a copy to:

         If to Consultant:                 Overland Company, Inc.
                                           147 East Olive Avenue
                                           Monrovia, California  91016
                                           ATTENTION:  Fred E. Liao
                                           Telecopy No: (818) 358-0338





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         With a copy to:                   Cox, Castle & Nicholson, LLP
                                           2049 Century Park East
                                           Suite 2800
                                           Los Angeles, California 90067
                                           ATTENTION:  Gregory J. Karns, Esq.
                                           Telecopy No:  (310) 277-7889

A notice shall be deemed given when received. Either party may, at any time, change its address designated above by giving to the other party written notice of the new address to be used for the purposes of this Section.

         17. Assignability. Neither this Agreement nor any duties or obligations hereunder shall be assignable by any party hereto without the prior written consent of the other party. If Company shall at any time be merged or consolidated into or with any other corporation, or if substantially all of the assets of Company are transferred to another corporation or other entity, this Agreement shall be binding upon any such successor.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.

COMPANY:                             INCO HOMES CORPORATION, a Delaware
                                     corporation


                                     By:
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                                     Its:
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CONSULTANT:                          OVERLAND COMPANY, INC., a California
                                     corporation



                                     By:
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                                     Its:
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